UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 27, 2007

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall Minneapolis, Minnesota		55403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (612) 304-6073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 27, 2007, Target Corporation issued a News Release containing its financial results for the fourteen weeks ended February 3, 2007.  The News Release is attached hereto as Exhibit 99. Forward-looking statements in this release should be read in conjunction with the cautionary statements in Exhibit (99)C to Target Corporation’s 2005 Form 10-K.

Item 8.01.	Other Events

On February 27, 2007, Target Corporation issued a News Release containing its financial results for the fourteen weeks ended February 3, 2007.  The News Release is attached hereto as Exhibit 99. Forward-looking statements in this release should be read in conjunction with the cautionary statements in Exhibit (99)C to Target Corporation’s 2005 Form 10-K.

Beginning with Target's February 2007 monthly sales report, Target will include sales from Target.com in comparable store sales results, because we believe this combined measure represents a more useful disclosure in light of our fully-integrated, multi-channel approach to our business.  This prospective change in comparable sales reporting will have no impact on total sales or any element of profitability.  To provide some analytical perspective, if Target.com sales had been included in comparable store sales during the past two years, monthly comparable store sales growth would have consistently benefited by approximately 30 to 50 basis points.  In addition, though the comparable sales guidance provided at the beginning of February did not include Target.com, our sales guidance going forward will reflect our outlook for this sales measure on a unified basis.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits.

		(99).	Target Corporation’s News Release dated February 27, 2007 containing its financial results for the fourteen weeks ended February 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: February 27, 2007	/s/ Douglas A. Scovanner
Douglas A. Scovanner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

(99).	Target Corporation’s News Release dated February 27, 2007 containing its financial results for the fourteen weeks ended February 3, 2007.	Filed Electronically